Exhibit 99.1

For Further Information Contact
Harry J. Cynkus (404) 888-2922

FOR IMMEDIATE RELEASE

ROLLINS, INC. ACQUIRES CRITTER CONTROL, INC.

ATLANTA, March 2, 2015 - Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial service company announced today that it has purchased Critter Control, Inc., the franchisor of the nation's leading wildlife control company.

Critter Control was established by Kevin Clark in 1983 and is headquartered in Traverse City, Michigan. The business is 100% franchised with 114 franchises operating in 40 states and two Canadian provinces. It is the largest wildlife control company in the United States and last year was ranked #16 on the 2014 PCT top 100 pest control companies. Its certified wildlife specialists focus on ecologically sound and humane wildlife control solutions for homeowners, property managers, businesses and municipal/governmental agencies. Critter Control will continue to operate independently to preserve its successful brand and loyal customers, and will be managed by Clark.

Gary W. Rollins, Vice Chairman and Chief Executive Officer of Rollins, states, “We are very pleased to welcome Critter Control to the Rollins family of leading pest control brands and wildlife control companies. Kevin has built a great company, and we look forward to working with him and his strong network of franchisees.”

Kevin Clark, founder and CEO commented, “I have had an affinity for Rollins for a long time and remember how helpful they were to us, particularly in our early days, through their referrals. We are extremely pleased to join such an outstanding company.”

Rollins concluded, “With this addition, we now have under our umbrella the two leading wildlife control companies in the U.S., allowing Rollins to provide customers throughout North America the two finest wildlife control options.”

About Rollins

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin LLC., HomeTeam Pest Defense, Orkin Canada, Western Pest Services, Critter Control, Inc., The Industrial Fumigant Company, Trutech LLC., Rollins Australia, Waltham Services LLC., PermaTreat, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Central America, South America, the Caribbean, the Middle East, Asia, the Mediterranean, Europe, Africa, Mexico, and Australia from more than 500 locations. You can learn more about our subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.orkincanada.ca, www.westernpest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.allpest.com.au, www.walthamservices.com, www.permatreat.com, www.cranepestcontrol.com, and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The above release contains statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the expectation of Critter Control continuing to operate independently to preserve its successful brand and loyal customers and being managed by Kevin Clark, and Rollins, Inc. having the two leading wildlife control companies. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties, including without limitation, general economic conditions; market risk; changes in industry practices or technologies; the degree of success of the Company's pest and termite process reforms and pest control selling and treatment methods; the Company's ability to identify and integrate potential acquisitions; climate and weather trends; competitive factors and pricing practices; potential increases in labor costs; uncertainties of litigation; and changes in various government laws and regulations, including environmental and tax regulations. All of the foregoing risks and uncertainties are beyond the ability of the Company to control, and in many cases the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements.